Exhibit 99.1

Syndax Announces Appointment of Steven Closter as Chief Commercial Officer

– Steven Closter brings more than 30 years of commercial experience in the biopharmaceutical industry to Syndax –

– Company on track for two potential first- and best-in-class product launches in 2024 –

WALTHAM, Mass., March 18, 2024 (PRNEWSWIRE) – Syndax Pharmaceuticals (Nasdaq: SNDX), a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies, today announced the appointment of Steven Closter as Chief Commercial Officer, effective immediately. Mr. Closter will lead the Company’s commercial strategy and operations, including marketing, sales, and market access, succeeding Steve Sabus, who is departing for personal reasons.

“Steven Closter is an accomplished leader with a proven track record of building commercial teams, leading successful product launches and delivering growth across a broad range of therapeutic areas,” said Michael A. Metzger, Chief Executive Officer. “He has the right experience and capabilities to lead our growing and talented commercial organization as we work toward a successful transition to a fully integrated commercial business. We are thrilled to welcome him to the team and look forward to his contributions.”

Mr. Closter brings to Syndax over 30 years of commercial experience, which included the oversight of over a dozen product launches and indication expansions. Prior to joining Syndax, he served in various roles at Sunovion Pharmaceuticals, which was consolidated into Sumitomo Pharma America in 2023, ultimately serving as Vice President, Brand Strategy and Launch Excellence. At Sunovion, he was responsible for global pre-commercialization, launch, marketing, sales, and market access strategies for products across neurology, psychiatry, and primary care therapeutics. Before Sumitomo, Mr. Closter spent nearly 20 years in senior marketing and commercial roles at Forest Laboratories, then Allergan, most recently serving as Vice President, Marketing, where he held responsibility for marketing products covering oncology, hospital-based anti-infectives, CNS, cardiovascular and other therapeutic areas. He holds a Bachelor of Science in Business from Cornell University and a Master of Business Administration from the NYU Stern School of Business.

“I have dedicated my career to strategically delivering novel medicines to patients facing a wide range of serious diseases and conditions,” said Mr. Closter. “Syndax is at a pivotal moment, with the expected delivery of two first- and best-in-class therapies this year to people living with cancer. I look forward to leading the continued build-out of Syndax’s commercial organization and strategies, and to helping position the Company for success in the anticipated launch of revumenib and axatilimab.”

Mr. Metzger added: "We thank Steve Sabus for his contributions to Syndax and for his assistance in seamlessly transitioning the role to Steven Closter. His guidance and insights helped lay a solid foundation for our commercial organization that has positioned us to be fully ready to launch. We are grateful to him for his leadership and wish him the best."

About Syndax

Syndax Pharmaceuticals is a clinical stage biopharmaceutical company developing an innovative pipeline of cancer therapies. Highlights of the Company's pipeline include revumenib, a highly selective inhibitor of the menin–KMT2A binding interaction, and axatilimab, a monoclonal antibody that blocks the colony stimulating factor 1 (CSF-1) receptor. For more information, please visit www.syndax.com or follow the Company on X (formerly Twitter) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "could," "estimate," "expects," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative or plural of those terms, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Syndax's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, clinical development and scope of clinical trials, the reporting of clinical data for Syndax's product candidates, and the potential use of its product candidates to treat various cancer indications and fibrotic diseases. Many factors may cause differences between current expectations and actual results, including: unexpected safety or efficacy data observed during preclinical or clinical trials; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; failure of Syndax's collaborators to support or advance collaborations or product candidates; and unexpected litigation or other disputes. Other factors that may cause Syndax's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Syndax's filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Syndax assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Syndax Contact

Sharon Klahre
Syndax Pharmaceuticals, Inc.
sklahre@syndax.com
Tel 781.684.9827

SNDX-G